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                                                                    Exhibit 4(h)


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                               ALLEN TELECOM INC.
                                 as the Borrower


                            THE LENDERS NAMED HEREIN
                                 as the Lenders


                               BANK ONE, MICHIGAN
                           as the Documentation Agent

                                       and

                          KEYBANK NATIONAL ASSOCIATION
                           as the Administrative Agent


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                                 AMENDMENT NO. 6
                                   dated as of
                                November 15, 2001
                                       to
                              the CREDIT AGREEMENT
                                   dated as of
                                December 31, 1998
                              ---------------------



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                       AMENDMENT NO. 6 TO CREDIT AGREEMENT

         THIS AMENDMENT NO. 6 TO CREDIT AGREEMENT, is dated as of November 15, 2001 (this "Amendment"), among the following:

         (i) ALLEN TELECOM INC., a Delaware corporation (herein, together with its successors and assigns, the "Borrower");

         (ii) the Lenders party to the Credit Agreement, as hereinafter defined;

         (iii) BANK ONE, MICHIGAN (successor in interest to NBD Bank) as a Lender and as Documentation Agent (the "Documentation Agent"); and

         (iv) KEYBANK NATIONAL ASSOCIATION, a national banking association, as a Lender and as the Administrative Agent and the Collateral Agent under the Credit Agreement (the "Administrative Agent"):

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders, the Documentation Agent and the Administrative Agent are parties to the Credit Agreement, dated as of December 31, 1998 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement"; the terms defined therein are used herein as so defined).

         (2) The parties hereto desire to modify certain terms and provisions of the Credit Agreement, all as more fully set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

         Section 1.        Amendments and Consents.

         1.1. Amended Definition. Section 1.1 of the Credit Agreement is hereby amended to delete the definition of "CONSOLIDATED EBITDA" therefrom and to insert in place thereof the following:

                  "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated EBIT for such period; PLUS the sum (without duplication) of the amounts for such period included in determining such Consolidated EBIT of (i) Consolidated Depreciation Expense, (ii) Consolidated Amortization Expense, (iii) not more than $8,000,000 of Consolidated Obsolescence Expense, (iv) if such period includes any portion of the last fiscal quarter of 1997 or any fiscal quarter of 1998, the restructuring charges (including restructuring reserves) taken during the fourth quarter of 1997 and the second quarter of 1998, as well as other restructuring charges and reserves (including MARTA) incurred during the third and fourth quarters of 1998 up to an aggregate of not more than $13,000,000, and (v) restructuring charges related to the acquisition of the Person identified by the Borrower in the materials distributed to the Lenders on November 7, 2001 taken during the fourth



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         quarter of 2001 or during the 2002 fiscal year, so long as the aggregate amount of all such charges shall not exceed $2,000,000, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; PROVIDED that, notwithstanding anything to the contrary contained herein, the Borrower's Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by the Borrower and its Subsidiaries for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by the Borrower and its Subsidiaries, for the portion of such Testing Period prior to the date of disposition.

         1.2. CONSENT TO PAYMENT OF INDEBTEDNESS IN CONNECTION WITH ACQUISITION. The Borrower has notified the Administrative Agent and the Lenders that the Borrower intends to purchase substantially all of the assets of the Person (the "SELLER") identified by the Borrower in the materials distributed to the Lenders on November 7, 2001 (the "PROPOSED ACQUISITION"), on a non-cash basis with the purchase price to be paid with stock of the Borrower and without the raising of the additional equity originally contemplated in the materials distributed to the Lenders on September 19, 2001. The Proposed Acquisition on a non-cash basis is permitted by Section 9.2(c) of the Credit Agreement, except that, in connection with the Proposed Acquisition, the Borrower is proposing to assume or repay a limited amount of Indebtedness of the Seller and pay off a line of credit owing by the Seller in order to release the lien of the lender under such line of credit on the inventory, accounts receivable and other assets being sold in the Proposed Acquisition (collectively, the "ACQUISITION DEBT"). The Borrower has requested that the Administrative Agent and the Lenders consent to the Borrower assuming or repaying the Acquisition Debt. The Administrative Agent and the Lenders hereby consent to the Borrower's assumption or repayment of the Acquisition Debt, and this Amendment shall serve as evidence of such consent, on the conditions that (a) the aggregate amount of Acquisition Debt assumed or repaid shall not exceed $5,000,000, (b) the Borrower shall provide the Administrative Agent with evidence, in form and substance satisfactory to the Administrative Agent, that all liens on the assets being sold in the Proposed Acquisition have been released concurrently with the Proposed Acquisition, and
(c) no Default or Event of Default shall exist or immediately after the Proposed Acquisition shall begin to exist. In addition, the Borrower, the Administrative Agent and the Lenders hereby acknowledge that, since the Borrower is effecting the Proposed Acquisition without the raising of equity as contemplated in the materials distributed to the Lenders on September 19, 2001, the Borrower did not effect the Target Acquisition, and, as a result thereof, the Adjusted Covenant Date did not and will not occur.

         Section 2. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants as follows:

         2.1. AUTHORIZATION AND VALIDITY OF AMENDMENT. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.




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         2.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Credit Parties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Amendment Effective Date, as though made on and as of the Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

         2.3. NO EVENT OF DEFAULT. No Default or Event of Default exists or hereafter will begin to exist.

         2.4. COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.

         2.5. NO CLAIMS. The Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of its obligations or liabilities under the Credit Agreement or any other Credit Document.

         Section 3. RATIFICATIONS.

         Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

         Section 4. BINDING EFFECT.

         This Amendment shall become effective on the date set forth in the opening paragraph of this Amendment (the "Amendment Effective Date"), subject to the satisfaction of the following conditions on or before such date:

                  (a) the Borrower, the Administrative Agent and the Required Lenders shall have executed this Amendment;

                  (b) the Borrower shall have paid all reasonable legal fees and expenses of the Administrative Agent in connection with this Amendment and the documents executed in connection therewith; and

                  (c) the Borrower shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent and the Lenders.

         Section 5. MISCELLANEOUS.



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         5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

         5.2. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         5.3. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

         5.4. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of laws provisions.

         5.5. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         5.6. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement. Except as set forth herein, the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         5.7. WAIVER OF CLAIMS. The Borrower, by signing below, hereby waives and releases the Administrative Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         5.8. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts and by facsimile signature, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.




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         5.9. JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY
IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

  ALLEN TELECOM INC.                    KEYBANK NATIONAL ASSOCIATION,
                                         individually as the Swing Line Lender,
  By:_______________________________     a  Lender, a Letter of Credit Issuer,
  Name:_____________________________     and as the Syndication Agent and
  Title:______________________________   the Administrative Agent

                                        By:__________________________________
                                           Lawrence A. Mack, Senior Vice
                                           President

  BANK ONE, MICHIGAN                    FIRSTAR BANK, NATIONAL ASSOCIATION
     (formerly  NBD Bank),              (formerly Star Bank, National
         individually as a Lender and    Association)
         as Documentation Agent         By:_______________________________
                                        Name:_____________________________
  By:_______________________________    Title:______________________________
  Name:_____________________________
  Title:______________________________

  FIFTH THIRD BANK, NORTHEASTERN OHIO   LaSALLE  BANK NATIONAL ASSOCIATION
                                        (formerly LaSalle National Bank)
  By:_______________________________
  Name:_____________________________    By:_______________________________
  Title:______________________________  Name:_____________________________
                                        Title:______________________________




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  DRESDNER BANK AG,
  New York and Grand Cayman Branches

  By:_______________________________
  Name:_____________________________
  Title:______________________________

   and:_______________________________
  Name:_____________________________
  Title:______________________________




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